UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      April 8, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On April 8, 2015, AdCare Health Systems, Inc. (the "Company") issued a press release announcing it commenced an underwritten public offering of up to 400,000 shares of its 10.875% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"). The offering will be made pursuant to the Company’s existing effective shelf registration statement that was previously filed with the Securities and Exchange Commission. The offering of the shares of Series A Preferred Stock will be made only by means of a prospectus and a related prospectus supplement. The press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. A copy of the press release is attached to this Current Report as Exhibit 99.1.
Item 8.01 Other Events
In the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under Item 7 of Management's Discussion and Analysis of Financial Condition and Results of Operations, the text below the table entitled "Continuing Operations:" in the paragraph entitled "Cost of services (exclusive of facility rent and depreciation and amortization shown separately)" inadvertently contained certain information which conflicted with information set forth in such table or information derived from such table. The paragraph as clarified is as follows:

Cost of Services (exclusive of facility rent and depreciation and amortization shown separately) - Cost of services increased by $6.9 million, or 4%, in 2014 as compared with 2013.  The increase in cost of services is primarily due to: (i) an increase of approximately $2.0 million in pharmacy and therapy expenses and an increase of approximately $0.7 million in nursing expenses due to increased occupancy and skilled patient mix; (ii) an increase of approximately $1.3 million in dietary, housekeeping and plant operations expenses; (iii) an increase of approximately $1.3 million in employee benefits; (iv) an increase of approximately $1.1 million in property, general liability and other insurance expenses; and (v) an increase of approximately $0.5 million in regulatory and other expenses. Cost of services as a percentage of patient care revenue was 84% at December 31, 2014 compared with 83% for the year ended December 31, 2013.

Item 9.01 Financial statements and Exhibits
(d) Exhibits
99.1 Press release issued April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ William McBride III
William McBride III
Chairman & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued April 8, 2015